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                            INTEK DIVERSIFIED CORPORATION


                     Senior Secured Debenture Purchase Agreement
                            Dated as of February 27, 1996

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                            INTEK DIVERSIFIED CORPORATION

                     SENIOR SECURED DEBENTURE PURCHASE AGREEMENT

                            Dated as of February 27, 1996


                                        INDEX

                                                                    Page
                                                                    ----
ARTICLE I

     PURCHASE, SALE AND TERMS OF DEBENTURES

     1.01.    The Debentures.
     1.02.    Purchase and Sale of Debentures
              (a)  The Closing
              (b)  Use of Proceeds
     1.03.    Payments and Endorsements
     1.04.    Redemptions
              (a)  Required Redemptions
              (b)  Optional Redemptions With Premium
              (c)  Notice of Redemptions; Pro Rata Redemptions
     1.05.    Payment on Non-Business Days
     1.06.    Registration, etc.
     1.07.    Transfer and Exchange of Debentures
     1.08.    Replacement of Debentures
     1.09.    Closing Fee
     1.10     Agent Fee
     1.11.    Representations by the Purchaser


ARTICLE II

     CONDITIONS TO PURCHASER'S OBLIGATION

     2.01.    Representations and Warranties
     2.02.    Documentation at Closing
              (a)  Security Agreements
              (b)  Deed of Trust
              (c)  Charter, etc.
              (d)  Legal Opinion
              (e)  Secretary's Certificate
              (f)  Compliance Certificate

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              (g)  Appraisals, etc.
              (h)  Payment of Expenses


ARTICLE III

     REPRESENTATIONS AND WARRANTIES

     3.01.    Organization and Standing
     3.02.    Corporate Action
     3.03.    Governmental Approvals
     3.04.    Litigation
     3.05.    Compliance with Other Instruments
     3.06.    Federal Reserve Regulations
     3.07.    Title to Assets, Patents
     3.08.    Financial Information
     3.09.    Taxes
     3.10.    ERISA
     3.11.    Security Interest
     3.12.    Regulation S
     3.13.    Securities Act
     3.14.    Disclosure


ARTICLE IV

     COVENANTS OF THE COMPANY

     4.01.    Affirmative Covenants of the Company Other
              Than Reporting Requirements
              (a)  Punctual Payment
              (b)  Payment of Taxes
              (c)  Maintenance of Insurance
              (d)  Preservation of Corporate Existence
              (e)  Compliance with Laws
              (f)  Visitation Rights
              (g)  Maintenance of Properties, etc.
              (h)  Compliance with ERISA
              (j)  Compliance with Security Agreements and Deed of Trust
     4.02.    Negative Covenants of the Company



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              (a)  Liens
              (b)  Mergers, Sale of Assets, etc.
              (c)  Distributions
              (d)  Maintenance of Ownership of Subsidiaries
     4.03.    Reporting Requirements


ARTICLE V

     EVENTS OF DEFAULT

     5.01.    Events of Default
     5.02.    Annulment of Defaults


ARTICLE VI

     DEFINITIONS AND ACCOUNTING TERMS

     6.01.    Certain Defined Terms
     6.02.    Accounting Terms


ARTICLE VII

     MISCELLANEOUS

     7.01.    No Waiver; Cumulative Remedies
     7.02.    Amendments, Waivers and Consents
     7.03.    Addresses for Notices, etc.
     7.04.    Costs, Expenses and Taxes
     7.05.    Binding Effect; Assignment
     7.06.    Survival of Representations and Warranties
     7.07.    Prior Agreements
     7.08.    Severability
     7.09.    Governing Law
     7.10.    Headings
     7.11.    Counterparts
     7.12.    Further Assurances


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EXHIBITS

     1.01     Form of Senior Secured Debentures
     2.02(a)  Form of Security Agreement
     2.02(b)  Form of Deed of Trust
     2.02(d)  Matters to be Covered by Opinion Letter
     3.01     Schedule of Subsidiaries
     3.07     Schedule of Mortgages, Pledges, etc.
     4.02     Mergers, Sale of Assets, etc.


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     This Senior Secured Debenture Purchase Agreement (the "Agreement") is
entered into as of February 27, 1996 by and among Intek Diversified Corporation, a Delaware corporation (the "Company") and MeesPierson ICS Limited, a limited liability company organized under the laws of the United Kingdom (the "Purchaser").

     In consideration of their material covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Purchaser hereby agree as follows:

                                      ARTICLE I

                        PURCHASE, SALE AND TERMS OF DEBENTURES

     1.01. THE DEBENTURES. The Company has authorized the issuance and sale to the Purchaser of the Company's Senior Secured Debentures, due August 31, 1996, in the original principal amount of $2,500,000. The Senior Secured Debentures shall be substantially in the form set forth in EXHIBIT 1.01 hereto and are herein referred to individually as a "Debenture" and collectively as the "Debentures", which terms shall also include any debentures or notes delivered in exchange or replacement therefor.

     1.02. PURCHASE AND SALE OF DEBENTURES.

           (a) THE CLOSING. The Company agrees to issue and sell to the Purchaser, and, subject to and in reliance upon the representations, warranties, terms and conditions of this Agreement, the Purchaser agrees to purchase, the Debentures for an aggregate purchase price of $2,500,000. Such purchase and sale shall take place at a closing (the "Closing") to be held at the office of Octagon Capital Canada Corporation, 181 University Avenue, Suite 406, Toronto, Ontario, Canada M5H 3M7 on February 28, 1996 at 1:00 P.M., or on such other date and at such time and place as may be mutually agreed upon. At the Closing the Company will initially issue one Debenture, payable to the order of the Purchaser, in the principal amount of $2,500,000, against delivery to the Company of a check or a receipt of a wire transfer in the amount of $2,500,000, in payment of the full purchase price for the Debentures.

           (b) USE OF PROCEEDS. The Company agrees to use the full proceeds from the sale of the Debentures principally to pay accounts payable owed by the Company to Simmonds Capital Limited and its subsidiaries.

     1.03. PAYMENTS AND ENDORSEMENTS. Payments of principal, interest and premium, if any, on the Debentures, shall be made directly by check duly mailed or delivered to the Purchaser at its address referred to in Section 7.03 hereof, without any presentment or notation of payment, except that prior to any transfer of any Debenture, the holder of record shall endorse on such Debenture a record of the date to which interest has been paid and all payments made on account of principal of such Debenture.


                                                                               1

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     1.04. REDEMPTIONS.

           (a) REQUIRED REDEMPTIONS. On the stated or accelerated maturity of the Debentures, the Company will pay the principal amount of the Debentures then outstanding together with all accrued and unpaid interest then due thereon.

           (b) OPTIONAL REDEMPTIONS. In addition to the redemptions of the Debentures required under subsection 1.04(a), the Company may at any time and from time to time, redeem the Debentures in whole or in part (in integral multiples of $10,000) together with interest due on the amount so redeemed through the date of redemption, without premium or penalty.

           (c) NOTICE OF REDEMPTIONS; PRO RATA REDEMPTIONS. Notice of any optional redemptions pursuant to subsections 1.04(b) shall be given to all registered holders of the Debentures at least ten (10) business days prior to the date of such redemption. Each redemption of Debentures pursuant to subsections 1.04(a) or (b) shall be made so that the Debentures then held by each holder shall be redeemed in a principal amount which shall bear the same ratio to the total principal amount of Debentures being redeemed as the principal amount of Debentures then held by such holder bears to the aggregate principal amount of the Debentures then outstanding.

     1.05. PAYMENT ON NON-BUSINESS DAYS. Whenever any payment to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the Province of Ontario or State of California, such payment may be made on the next succeeding business day, and such extension of time shall in such case be included in the computation of payment of interest due.

     1.06. REGISTRATION, ETC. The Company shall maintain at its principal office a register of the Debentures and shall record therein the names and addresses of the registered holders of the Debentures, the address to which notices are to be sent and the address to which payments are to be made as designated by the registered holder if other than the address of the holder, and the particulars of all transfers, exchanges and replacements of Debentures. No transfer of a Debenture shall be valid unless made on such register for the registered holder or his executors or administrators or his or their duly appointed attorney, upon surrender therefor for exchange as hereinafter provided, accompanied by an instrument in writing, in form and execution reasonably satisfactory to the Company. Each Debenture issued hereunder, whether originally or upon transfer, exchange or replacement of a Debenture or Debentures, shall be registered on the date of execution thereof by the Company and shall be dated the date to which interest has been paid on such Debentures or Debenture. The registered holder of a Debenture shall be that Person


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in whose name the Debenture has been so registered by the Company.  A registered holder shall be deemed the owner of a Debenture for all purposes of this Agreement and, subject to the provisions hereof, shall be entitled to the principal and interest evidenced by such Debenture free from all equities or rights of setoff or counterclaim between the Company and the transferor of such registered holder or any previous registered holder of such Debenture.

     1.07. TRANSFER AND EXCHANGE OF DEBENTURES. The registered holder of any Debenture or Debentures may, prior to maturity or prepayment thereof, surrender such Debenture or Debentures at the principal office of the Company for transfer or exchange. Within a reasonable time after notice to the Company from a registered holder of its intention to make such exchange and without expense (other than transfer taxes, if any) to such registered holder, the Company shall issue in exchange therefor another Debenture or Debentures, in such denominations as requested by the registered holder, for the same aggregate principal amount as the unpaid principal amount of the Debenture or Debentures so surrendered and having the same maturity and rate of interest, containing the same provisions and subject to the same terms and conditions as the Debenture or Debentures so surrendered. Each new Debenture shall be made payable to such Person or Persons, or registered assigns, as the registered holder of such surrendered Debenture or Debentures may designate, and such transfer or exchange shall be made in such a manner that no gain or loss of principal or interest shall result therefrom.

     1.08. REPLACEMENT OF DEBENTURES. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Debenture and, if requested in the case of any such loss, theft or destruction, upon delivery of an indemnity bond or other agreement or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of such Debenture, the Company will issue a new Debenture, of like tenor and amount and dated the date to which interest has been paid, in lieu of such lost, stolen, destroyed or mutilated Debenture; PROVIDED, HOWEVER, if any Debenture of which MeesPierson ICS Limited, its nominee, or any of its affiliates is the registered holder is lost, stolen or destroyed, the affidavit of the Chairman, President, Treasurer or any Assistant Treasurer of the registered holder setting forth the circumstances with respect to such loss, theft or destruction shall be accepted as satisfactory evidence thereof, and no indemnification bond or other security shall be required as a condition to the execution and delivery by the Company of a new Debenture in replacement of such lost, stolen or destroyed Debenture other than the registered holder's written agreement to indemnify the Company.

     1.09. CLOSING FEE. At the Closing, the Company shall issue and deliver to the Purchaser, as a closing fee in connection with the purchase by the Purchaser of the Debentures, a certificate or certificates in the name of the Purchaser (or the nominee of the Purchaser) for 50,000 shares of the Common Stock, $.01 par value of the Company (the "Shares") issued pursuant to Regulation S.


                                                                               3

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    1.10.  AGENT FEE.  At the Closing, the Company shall pay to Octagon Capital
Canada Corporation, as agent for the Purchaser, an agent fee of US$ 25,000.

    1.11. REPRESENTATIONS BY THE PURCHASER. The Purchaser represents to the Company as follows:

          (a) The Purchaser is not a "U.S. Person" as defined by Rule 902 of Regulation S, was not organized under the laws of any U.S. jurisdiction, and was not formed for the purpose of investing in securities not registered under the Securities Act;

          (b) At the time the buy order for this transaction was originated, the Purchaser was outside the United States;

          (c) Purchaser is qualified to purchase the Shares under the laws of its residence;

          (d) None of the Purchaser, its affiliates or any person acting on behalf of the Purchaser or any such affiliate has engaged, or will engage, in any Directed Selling Efforts (as defined in Rule 902 of Regulation S) with respect to the Shares;

          (e) The Purchaser is not acquiring the Shares for the account or benefit of a U.S. Person, will not offer, distribute, resell or transfer any particular Shares in the United States, or to a U.S. Person, or for the account or benefit of a U.S. Person prior to the end of the forty (40) day period commencing on the date of the Closing (the "Restricted Period"). All subsequent offers and sales of the Shares will be made (a) outside the United States in compliance with Rule 903 or Rule 904 of Regulation S, (b) pursuant to registration of the Shares under the Securities Act, or (c) pursuant to an exemption from such registration, in each case in compliance with all applicable federal or state securities acts or laws in the United States.
The Purchaser understands the conditions of the exemption from registration afforded by Section 4(1) of the Securities Act and acknowledges that there can be no assurance that it will be able to rely on such exemption;

          (f) The Purchaser understands that the Company has no obligation or intention to register the Shares under any federal or state securities law in the United States. The Purchaser further understands that the Shares are being offered and issued to it in reliance on specific provisions of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations


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of the Purchaser set forth herein in order to determine the applicability of such provisions;

          (g) This Agreement has been duly authorized, validly executed, and delivered on behalf of the Purchaser and is a valid and binding agreement enforceable against the Purchaser in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally;

          (h) The execution and delivery of this Agreement and the performance by the Purchaser of its obligations hereunder (i) do not violate or contravene, or constitute a default or require the consent of any party (other than the Purchaser) under, any instrument or agreement governing the Purchaser or to which the Purchaser is a party or by which any of its assets are bound and, (ii) do not violate or contravene any law, regulation or order by which the Purchaser or any of its assets are bound;

          (i) Any offering documents received by the Purchaser include statements to the effect that the Shares have not been registered under the Securities Act and may not be offered or sold in the United States, or to a U.S. Person, or for the account or benefit of a U.S. Person during the Restricted Period;

          (j) The Purchaser is not acquiring the Shares as a result of, or subsequent to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or general meeting. The Purchaser understands that acquisition of the Shares is speculative and involves risks, including but not limited to, those described in the offering documents; and

          (k) In the event of resale of the Shares during the Restricted Period, the Purchaser shall provide a written confirmation or other written notice to any distributor, dealer or person receiving a selling concession, fee or other remuneration in respect of the Shares stating that such purchaser is subject to the same restrictions on offers and sales that apply to the Purchaser, and shall require that any such purchaser shall provide such written confirmation or other notice upon resale of the Shares during the Restricted Period.



                                      ARTICLE II

                         CONDITIONS TO PURCHASER'S OBLIGATION

    The obligation of the Purchaser to purchase and pay for the Debentures at the Closing is subject to the following conditions:


                                                                               5


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    2.01.  REPRESENTATIONS AND WARRANTIES.  Each of the representations and warranties of the Company set forth in Article III hereof shall be true on the date of the Closing.

    2.02. DOCUMENTATION AT CLOSING. The Purchaser shall have received prior to or at the Closing all of the following, each in form and substance satisfactory to the Purchaser and its special counsel:

         (a) SECURITY AGREEMENTS. A Security Agreement, in substantially the form attached as EXHIBIT 2.02(A) (the "Security Agreement"), and all related financing statements and other similar instruments and documents, shall have been executed and delivered to the Purchaser by a duly authorized officer of each of the Company and Roamer One, Inc., a Delaware corporation and a Subsidiary of the Company ("Roamer One").

         (b)  DEED OF TRUST.  A Deed of Trust, in the form attached as
EXHIBIT 2.02(B) (the "Deed of Trust"), shall have been executed and delivered to the Purchaser by a duly authorized officer of Olympic Plastics Company, Inc., a California corporation and a Subsidiary of the Company ("Olympic Plastics").

         (c) CHARTER, ETC. A certified copy of all charter documents of the Company; a certified copy of the resolutions of the Board of Directors and, to the extent required, the stockholders of the Company, Roamer One and Olympic Plastics evidencing approval of this Agreement, the Security Agreements, the Deed of Trust, the Debentures, the Shares and other matters contemplated hereby; a certified copy of the By-laws of the Company; and certified copies of all documents evidencing other necessary corporate or other action and governmental approvals, if any, with respect to this Agreement, the Security Agreements, the Deed of Trust, the Debentures and the Shares.

         (d) LEGAL OPINION. A favorable opinion of Kohrman, Jackson & Krantz, counsel for the Company, as to matters set forth in EXHIBIT 2.02(D), and as to such other matters as the Purchaser, or its special counsel, may reasonably request.

         (e) SECRETARY'S CERTIFICATE. A certificate of the Secretary or an Assistant Secretary of the Company, Roamer One and Olympic Plastics which shall certify the names of the officers of the Company or such Subsidiary, authorized to sign this Agreement, the Security Agreements, the Deed of Trust, the Debentures, the Shares and the other documents or certificates to be delivered pursuant to this Agreement by the Company, or any of its officers, together with the true signatures of such officers. The Purchaser may conclusively rely on such certificates until it shall receive a further certificate of the Secretary or an Assistant Secretary of the Company or such Subsidiary


6


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cancelling or amending the prior certificate and submitting the signatures of the officers named in such further certificate.

         (f) COMPLIANCE CERTIFICATE. A certificate from a duly authorized officer of the Company stating that the representations and warranties of the Company contained in Article III hereof and otherwise made by the Company in writing in connection with the transactions contemplated hereby are true and correct and that no condition or event has occurred or is continuing or will result from execution and delivery of this Agreement or the Debentures which constitute an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

         (g) APPRAISALS, ETC. Such appraisals, valuations and other information regarding the assets of the Company as may reasonably be requested by the Purchaser.

         (h) PAYMENT OF EXPENSES. Payment for the costs, expenses, stamp taxes, if any, and filing fees identified in Section 7.04 as to which the Purchaser gives the Company notice prior to the Closing.


                                     ARTICLE III

                            REPRESENTATIONS AND WARRANTIES

    The Company represents and warrants as follows:

    3.01. ORGANIZATION AND STANDING. Each of the Company, Roamer One and Olympic Plastics is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction in which it was organized and has all requisite corporate power and authority for the ownership and operation of its properties and for the carrying on of its business as now conducted and as now proposed to be conducted. Each of the Company, Roamer One and Olympic Plastics is duly licensed or qualified and in good standing as a foreign corporation authorized to do business in any jurisdictions wherein the character of the property owned or leased, or the nature of the activities conducted by it, makes such licensing or qualification necessary. Except as set forth in
EXHIBIT 3.01, The Company has no Subsidiaries.

    3.02. CORPORATE ACTION. Each of the Company, Roamer One and Olympic Plastics has all necessary corporate power and has taken all corporate action required to make all the provisions of this Agreement, the Security Agreements, the Debentures, the Shares and any other agreements and instruments executed in connection herewith and therewith the valid and enforceable obligations they purport to be. The issuance of the Debentures and the Shares is not subject to preemptive or other similar statutory or contractual rights and will not conflict with any provisions of any agreement or instrument to which the Company is a party or by which it is bound.

    3.03. GOVERNMENTAL APPROVALS. No authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the offer, issuance, sale, execution or delivery by each of the Company, Roamer One and Olympic Plastics of, or for the performance by it of its obligations under, this Agreement, the Security Agreements, the Deed of Trust, the Debentures or the Shares.

    3.04. LITIGATION. There is no litigation or governmental proceeding or investigation pending or, to the best of the knowledge of the Company, threatened against any of the Company, Roamer One or Olympic Plastics affecting any of their respective properties or assets where such litigation, proceeding or investigation, either individually or in the aggregate, would have a material adverse effect on the Company or such Subsidiary, respectively, nor, to the best of the knowledge of the Company, has there occurred any event on the basis of which any such litigation, proceeding or investigation might properly be instituted. Neither the Company, Roamer One nor Olympic Plastics is in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or other government agency affecting it. There are no actions or proceedings pending or threatened which might result, either in any case or in the aggregate, in any material adverse change in the business, operations, affairs or condition of any of the Company, Roamer One or Olympic Plastics or in any of their respective properties or assets, or which might call into question the validity of this Agreement, the Security Agreements, the Deed of Trust, the Debentures, the Shares or any action taken or to be taken pursuant hereto or thereto.

    3.05. COMPLIANCE WITH OTHER INSTRUMENTS. Each of the Company, Roamer One and Olympic Plastics is in compliance in all respects with the terms and provisions of this Agreement and of its charter and by-laws and in all material respects with the terms and provisions of the mortgages, indentures, leases, agreements and other instruments and of all judgments, decrees, governmental orders, statutes, rules and regulations by which it is bound or to which its properties or assets are subject. Neither the execution and delivery of this Agreement, the Security Agreements, the Deed of Trust, the Debentures or the Shares, nor the consummation of any transactions contemplated hereby or thereby, has constituted or resulted in or will constitute or result in a default or violation of any term or provision in any of the foregoing documents or instruments.

    3.06. FEDERAL RESERVE REGULATIONS. The Company is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation G of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the Debentures will be used to purchase or carry any margin


8



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security or to extend credit to others for the purpose of purchasing or carrying any margin security or in any other manner which would involve a violation of any of the regulations of the Board of Governors of the Federal Reserve System.

    3.07. TITLE TO ASSETS, PATENTS. Except as is set forth in EXHIBIT 3.07, each of the Company, Roamer One and Olympic Plastics has good and clear record and marketable title in fee to such of its fixed assets as are real property, and good and merchantable title to all of its other assets, now carried on its books including those reflected in the most recent consolidated balance sheet of the Company, or acquired since the date of such balance sheet (except personal property disposed of since said date in the ordinary course of business) free of any mortgages, pledges, charges, liens, security interests or other encumbrances. The Company enjoys peaceful and undisturbed possession under all leases under which it is operating, and all said leases are valid and subsisting and in full force and effect. Neither the Company, Roamer One nor Olympic Plastics owns any patents, patent rights, licenses, permits, trade secrets, trademarks (except for "Roamer One" trademark owned by Roamer One), trademark rights, trade names or trade name rights or franchises or copyrights, and no such intellectual property rights are used in the conduct of its business as now operated and as now proposed to be operated; and the conduct of its business as now operated and as now proposed to be operated does not and will not conflict with valid patents, patent rights, licenses, permits, trade secrets, trademarks, trademark rights, trade names or trade name rights or franchises, copyrights, inventions and intellectual property rights of others

    3.08. FINANCIAL INFORMATION. The Company has previously delivered to the Purchaser copies of its consolidated financial statements (i) for the year ended December 31, 1994, certified by the Company's auditors and (ii) for the twelve-month period ended December 31, 1995, being unaudited and subject to year-end adjustments consisting of normal recurring items which will not be material in the aggregate. Such financial statements present fairly the financial position of the Company and the Subsidiaries as at the dates thereof and its results of operations for the periods covered thereby and have been prepared in accordance with generally accepted accounting principles consistently applied. Neither the Company nor any Subsidiary has any liability contingent or otherwise not disclosed in such financial statements or in the notes thereto that could, together with all such other liabilities, materially affect the financial condition of the Company and the Subsidiaries. Since the date of such unaudited financial statements, (i) there has been no adverse change in the business, assets or condition, financial or otherwise, operations or prospects, of the Company and its Subsidiaries; (ii) neither the business, condition, operations or prospects of the Company and the Subsidiaries, taken as a whole, nor any of their respective properties or assets has been adversely affected as a result of any legislative or regulatory change, any revocation or change in any franchise, license or right to do business, or any other event or occurrence, whether or not insured against; and (iii) the Company has not made any distribution on its capital stock.

    3.09. TAXES. Each of the Company, Roamer One and Olympic Plastics has accurately prepared and timely filed all federal, state and other tax returns required by law to be filed by it, and all taxes shown to be due and all additional assessments have been paid or provision made therefor. Neither the Company, Roamer One nor Olympic Plastics knows of no additional assessments or adjustments pending or threatened against it for any period, nor of any basis for any such assessment or adjustment.

    3.10. ERISA. No employee benefit plan established or maintained, or to which contributions have been made, by any of the Company, Roamer One or Olympic Plastics, which is subject to part 3 of Subtitle B of Title I of The Employee Retirement Income Security Act of 1974, as amended ("ERISA") had an accumulated funding deficiency (as such term is defined in Section 302 of ERISA) as of the last day of the most recent fiscal year of such plan ended prior to the date hereof, and no material liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any such plan by any of the Company, Roamer One or Olympic Plastics.

    3.11. SECURITY INTEREST. The security interest granted to the Purchaser in the Security Agreements has been duly perfected to the extent that such security interest may be perfected by filing UCC-1 financing statements in California, New York, North Carolina and Ohio.

    3.12.  REGULATION S.  With respect to the Shares :

          (a) The Company is a "Domestic Issuer" and a "Reporting Issuer", as such terms are defined by Rule 902 of Regulation S. The Company has registered its common stock pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as of the date hereof is in full compliance with all reporting requirements of either
Section 13(a) or 15(d) of the Exchange Act, and Seller's common stock currently trades on the NASDAQ Small-Cap Market;

          (b) The Company, any affiliate of the Company, and any person acting on behalf of the Company or any such affiliate (i) have not engaged in any Directed Selling Efforts with respect to the Shares, (ii) have complied with the offering restrictions requirements of Regulation S and (iii) have complied with all other applicable requirements of Regulation S and state law;

          (c) No offer of the Shares was made by the Company to a person in the United States;

          (d) The transactions contemplated by this Agreement (i) have not been pre-arranged with a purchaser who is in the United States or is a U.S. Person and (ii) are not part of a plan or scheme to evade the registration provisions of the Securities Act.

          (e) The Shares will be, following the completion of the Restricted Period, freely transferable, listed and eligible for trading on the NASDAQ Small-Cap Market; and

          (f) The Shares (i) are free and clear of any security interests, liens, claims or other encumbrances; (ii) have been duly and validly authorized and on the Closing Date will be duly and validly issued, fully paid and nonassessable; (iii) will not have been, individually and collectively, issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company; and (iv) will not subject the holders thereof to personal liability by reason of being such holders.

    3.13. SECURITIES ACT. Neither the Company nor anyone acting on its behalf has offered any of the Debentures or solicited any offers to purchase or made any attempt by preliminary conversation or negotiations to dispose of the Debentures to any Person other than the Purchaser. Neither the Company nor anyone acting on its behalf has offered or will offer to sell the Debentures to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any Person, so as to bring the issuance and sale of the Debentures under the registration provisions of the Securities Act.

    3.14. DISCLOSURE. Neither this Agreement, the Security Agreements, the Deed of Trust, the Debentures nor any other agreement, document, certificate or written statement furnished to the Purchaser or its special counsel by or on behalf of the Company, Roamer One or Olympic Plastics in connection with the transactions contemplated hereby or thereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact within the special knowledge of any of the Company, Roamer One or Olympic Plastics or any of their respective executive officers which has not been disclosed herein or in writing by them to the Purchaser and which materially adversely affects, or in the future in their opinion may, insofar as they can now foresee, materially adversely affect the business, properties, assets or condition, financial or otherwise, of the Company and its Subsidiaries.

                                      ARTICLE IV

                               COVENANTS OF THE COMPANY

    4.01. AFFIRMATIVE COVENANTS OF THE COMPANY OTHER THAN REPORTING REQUIREMENTS. Without limiting any other covenants and provisions hereof, the Company covenants and agrees that, as long as any of the Debentures are outstanding, it will perform and observe the following covenants and provisions and will cause each Subsidiary to perform and observe such of the following covenants and provisions as are applicable to such Subsidiary:

         (a) PUNCTUAL PAYMENT. Pay the principal of and interest on each of the Debentures at the times and place and in the manner provided in the Debentures and herein.

         (b) PAYMENT OF TAXES. Pay and discharge, and cause each Subsidiary to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or business, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of the Company or any Subsidiary, provided that neither the Company nor the Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by appropriate proceedings if the Company or Subsidiary concerned shall have set aside on its books adequate reserves with respect thereto.

         (c) MAINTENANCE OF INSURANCE. Maintain, and cause each Subsidiary to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company or such Subsidiary operates, but in any event in amounts sufficient to prevent the Company or such Subsidiary from becoming a co-insurer.

         (d) PRESERVATION OF CORPORATE EXISTENCE. Preserve and maintain, and cause each Subsidiary to preserve and maintain, its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each Subsidiary to qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership of its properties; PROVIDED, HOWEVER, that nothing herein contained shall prevent any merger, consolidation or transfer of assets permitted by subsection 4.02(b). Preserve and maintain, and cause each Subsidiary to preserve and maintain, all licenses and other rights to use patents, processes, licenses, trademarks, trade names, inventions, intellectual property rights or copyrights owned or possessed by it and necessary to the conduct of its business.

         (e) COMPLIANCE WITH LAWS. Comply, and cause each Subsidiary to comply, with all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which could materially adversely affect its business or condition, financial or other.

         (f) VISITATION RIGHTS. At any reasonable time and from time to time, and upon prior notice, permit the Purchaser or any agents or representatives thereof, to examine and make copies of and extracts from the records and books of account of, and visit and inspect the properties of, the Company and any Subsidiary, and to discuss the affairs, finances and accounts of the Company and any Subsidiary with any of their officers or directors and independent accountants.

         (g) MAINTENANCE OF PROPERTIES, ETC. Maintain and preserve, and cause each Subsidiary to maintain and preserve, all of its properties, necessary or useful in the proper conduct of its business, in good repair, working order and condition, ordinary wear and tear excepted.

         (h) COMPLIANCE WITH ERISA. Comply, and cause each Subsidiary to comply, with all minimum funding requirements applicable to any pension or other employee benefit or employee contribution plans which are subject to ERISA or to the Internal Revenue Code of 1986, as amended (the "Code"), and comply, and cause each Subsidiary to comply, in all other material respects with the provisions of ERISA and the Code, and the rules and regulations thereunder, which are applicable to any such plan. Neither the Company nor any Subsidiary will permit any event or condition to exist which could permit any such plan to be terminated under circumstances which would cause the lien provided for in
Section 4068 of ERISA to attach to the assets of the Company or any Subsidiary.


         (i) COMPLIANCE WITH SECURITY AGREEMENTS AND DEED OF TRUST. Comply at all times with all of the terms and conditions of the Security Agreements and the Deed of Trust.

    4.02. NEGATIVE COVENANTS OF THE COMPANY. Without limiting any other covenants and provisions hereof, the Company covenants and agrees that, as long as any of the Debentures are outstanding, it will comply with and observe the following covenants and provisions, and will cause each Subsidiary to comply with and observe such of the following covenants and provisions as are applicable to such Subsidiary, and will not:

         (a) LIENS. Create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature, upon or with respect to any of its properties, now owned or hereinafter acquired, or assign or otherwise convey any right to receive income, except that the foregoing restrictions shall not apply to mortgages, deeds of trust, pledges, liens, security interests or other charges or encumbrances:

                (i) for taxes, assessments or governmental charges or levies on property of the Company or any Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings;

               (ii) imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business;

              (iii) arising out of pledges or deposits under workmen's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

               (iv) securing the performance of bids, tenders, contracts (other than for the repayment of borrowed money), statutory obligations and surety bonds;

                (v) in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property which do not materially detract from its value or impair its use;

               (vi) arising by operation of law in favor of the owner or sublessor of leased premises and confined to the property rented;

              (vii) arising from any litigation or proceeding which is being contested in good faith by appropriate proceedings, provided, however, that no execution or levy has been made;

             (viii) described in EXHIBIT 3.07, provided that no such lien is extended to cover other or different property of the Company or any Subsidiary;

               (ix) now or hereafter granted to the Purchaser pursuant to the Security Agreements;

                (x) arising out of a purchase money mortgage or security interest on personal property to secure the purchase price of such property (or to secure Indebtedness incurred solely for the purpose of financing the acquisition of any such property), provided that such purchase money mortgage or security interest does not extend to any other or different property of the Company or any Subsidiary; or

              (xi) granted or imposed after the date hereof which are, by operation of law or pursuant to a subordination, intercreditor or similar agreement, junior and subordinate in all respects to the security interest granted to the Purchaser pursuant to the Security Agreements.

         (b)  MERGERS, SALE OF ASSETS, ETC.  Except as set forth in
EXHIBIT 4.02, merge or consolidate with, or sell, assign, lease or otherwise dispose of or voluntarily part with the control of (whether in one transaction or in a series of transactions) a material portion of its assets (whether now owned or hereinafter acquired) or sell, assign or otherwise dispose of (whether in one transaction or in a series of transactions) any of its accounts receivable (whether now in existence or hereinafter created) at a discount or with recourse, to, any Person, or permit any Subsidiary to do any of the foregoing, except for sales or other dispositions of inventory and equipment in the ordinary course of business and except that (1) any Subsidiary may merge into or consolidate with or transfer assets to any other Subsidiary, (2) any Subsidiary may merge into or transfer assets to the Company, and (3) the Company may merge any Person into it or otherwise acquire such Person as long as the Company is the surviving entity, such merger or acquisition does not result in the violation of any of the provisions of this Agreement and no such violation exists at the time of such merger or acquisition, and, provided that such merger or acquisition does not result in the issuance (in one or more transactions) of shares of the voting stock of the Company representing in the aggregate more than twenty percent (20%) of the total outstanding voting stock of the Company, on a fully diluted basis, immediately following the issuance thereof.

         (c) DISTRIBUTIONS. Declare or pay any dividends, purchase, redeem, retire, or otherwise acquire for value any of its capital stock (or rights, options or warrants to purchase such shares) now or hereafter outstanding, return any capital to its stockholders as such, or make any distribution of assets to its stockholders as such, or permit any Subsidiary to do any of the foregoing (such transactions being hereinafter referred to as "Distributions"), EXCEPT that the Subsidiaries may declare and make payment of cash and stock dividends, return capital and make distributions of assets to the Company; AND, EXCEPT that nothing herein contained shall prevent the Company from:

                (i) effecting a stock split or declaring or paying any dividend consisting of shares of any class of capital stock to the holders of shares of such class of capital stock,

               (ii) redeeming any stock of a deceased stockholder out of insurance held by the Company on that stockholder's life, or

              (iii) redeeming the stock of a current stockholder out of the proceeds from the sale after the date hereof of additional shares of the Company's Common Stock, if in the case of any such transaction there does not exist at the time of such Distribution an Event of Default or an event which, but for the requirement that notice be given or time elapse or both, would constitute an Event of Default and provided that such Distribution can be made in compliance with the other terms of this Agreement.

         (d) MAINTENANCE OF OWNERSHIP OF SUBSIDIARIES. Sell or otherwise dispose of any shares of capital stock of any Subsidiary, except to the Company or another Subsidiary, or permit any Subsidiary to issue, sell or otherwise dispose of any shares of its capital stock or the capital stock of any Subsidiary, except to the Company or another Subsidiary, PROVIDED, HOWEVER, that nothing herein contained shall prevent any merger, consolidation or transfer of assets permitted by subsection 4.02(b).

    4.03. REPORTING REQUIREMENTS. The Company will furnish to each registered holder of any Debenture.

         (a) as soon as possible and in any event within five (5) business days after the occurrence of each Event of Default or each event which, with the giving of notice or lapse of time or both, would constitute an Event of Default, the statement of the chief financial officer of the Company setting forth details of such Event of Default or event and the action which the Company proposes to take with respect thereto;

         (b) as soon as available and in any event within forty-five (45) days after the end of each of the first three quarters of each fiscal year of the Company, a copy of the Company's Form 10-Q with respect to such quarter as filed with the Securities and Exchange Commission ;

         (c) as soon as available and in any event within ninety (90) days after the end of each fiscal year of the Company, a copy of the Company's Form 10-K for such fiscal year as filed with the Securities and Exchange Commission;

         (d) at the time of delivery of each quarterly and annual statement, a certificate, executed by the chief financial officer, stating that such officer has caused this Agreement and the Debentures to be reviewed and has no knowledge of any default by the Company or any Subsidiary in the performance or observance of any of the provisions of this Agreement or the Debentures or, if such officer or accountant has such knowledge, specifying such default and the nature thereof;

         (e) promptly upon receipt thereof, any written report submitted to the Company by independent public accountants in connection with an annual or interim audit of the books of the Company and its Subsidiaries made by such accountants;

         (f) promptly after the commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Company or any Subsidiary of the type described in Section 3.04; and

         (g) promptly after sending, making available, or filing the same, such reports and financial statements as the Company or any Subsidiary shall send or make available to the stockholders of the Company or the Securities and Exchange Commission and such other information respecting the business, properties or the condition or operations, financial or otherwise, of the Company or any of its Subsidiaries as the Purchaser may from time to time reasonably request.


                                      ARTICLE V

                                  EVENTS OF DEFAULT

    5.01. EVENTS OF DEFAULT. If any of the following events ("Events of Default") shall occur and be continuing:

         (a) The Company shall fail to pay any installment of principal of any of the Debentures when due; or

         (b) Any representation or warranty made by the Company or any Subsidiary in this Agreement, the Security Agreements, the Deed of Trust, the Debentures or by the Company or any Subsidiary (or any officers of the Company or any Subsidiary) in any certificate, instrument or written statement contemplated by or made or delivered pursuant to or in connection with this Agreement, shall prove to have been incorrect when made in any material respect; or

         (c) The Company shall default for ten (10) days in the performance of any covenant contained in Section 4.02; or

         (d) The Company or any Subsidiary shall fail to perform or observe any other term, covenant or agreement contained in this Agreement, the Security Agreements, the Deed of Trust or the Debentures on its part to be performed or observed and any such failure remains unremedied for thirty (30) days after written notice thereof shall have been given to the Company by any registered holder of the Debentures; or

         (e) The Company or any Subsidiary shall fail to pay any Indebtedness for borrowed money (other than as evidenced by the Debentures) owing by the Company or such Subsidiary (as the case may be), or any interest or premium thereon, when due (or, if permitted by the terms of the relevant document, within any applicable grace period), whether such Indebtedness shall become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise, or shall fail to perform any term, covenant or agreement on its part to be performed under any agreement or instrument (other than this Agreement or the Debentures) evidencing or securing or relating to any Indebtedness owing by the Company or any Subsidiary, as the case may be, when required to be performed (or, if permitted by the terms of the relevant document, within any applicable grace period), if the effect of such failure to pay or perform is to accelerate, or to permit the holder or holders of such Indebtedness, or the trustee or trustees under any such agreement or instrument to accelerate, the maturity of such Indebtedness, unless such failure to pay or perform shall be waived by the holder or holders of such Indebtedness or such trustee or trustees; or

         (f) The Company or any Subsidiary shall be involved in financial difficulties as evidenced (i) by its admitting in writing its inability to pay its debts generally as they become due; (ii) by its commencement of a voluntary case under Title 11 of the United States Code as from time to time in effect, or by its authorizing, by appropriate proceedings of its Board of Directors or other governing body, the commencement of such a voluntary case; (iii) by its filing an answer or other pleading admitting or failing to deny the material allegations of a petition filed against it commencing an involuntary case under said Title 11, or seeking, consenting to or acquiescing in the relief therein provided, or by its failing to controvert timely the material allegations of any such petition; (iv) by the entry of an order for relief in any involuntary case commenced under said Title 11; (v) by its seeking relief as a debtor under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or by its consenting to or acquiescing in such relief;
(vi) by the entry of an order by a court of competent jurisdiction (a) finding it to be bankrupt or insolvent, (b) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors, or (c) assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of its property; or (vii) by its making an assignment for the benefit of, or entering into a composition with, its creditors, or appointing or consenting to the appointment of a receiver or other custodian for all or a substantial part of its property; or

         (g) Any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of the Company or any Subsidiary and such judgment, writ, or similar process shall not be released, vacated or fully bonded within sixty (60) days after its issue or levy;

then, and in any such event, the Purchaser or any other holder of the Debentures may, by notice to the Company, declare the entire unpaid principal amount of the Debentures, all interest accrued and unpaid thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Debentures, all such accrued interest and all such amounts shall become and be forthwith due and payable (unless there shall have occurred an Event of Default under subsection 5.01(f) in which case all such amounts shall automatically become due and payable), without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company.

    5.02. ANNULMENT OF DEFAULTS. Section 5.01 is subject to the condition that, if at any time after the principal of any of the Debentures shall have become due and payable, and before any judgment or decree for the payment of the moneys so due, or any thereof, shall have been entered, all arrears of interest upon all the Debentures and all other sums payable under the Debentures and under this Agreement (except the principal of the Debentures which by such declaration shall have become payable) shall have been duly paid, and every other default and Event of Default shall have been made good or cured, then and in every such case the holders of seventy-five percent (75%) or more in principal amount of all Debentures then outstanding may, by written instrument filed with the Company, rescind and annul such declaration and its consequences; but no such rescission or annulment shall extend to or affect any subsequent default or Event of Default or impair any right consequent thereon.


                                      ARTICLE VI

                           DEFINITIONS AND ACCOUNTING TERMS

    6.01. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

    "Agreement" means this Senior Secured Debenture Purchase Agreement as from time to time amended and in effect between the parties.

    "Closing" shall have the meaning assigned to that term in Section 1.02(a).

    "Code" shall have the meaning assigned to that term in Section 4.01(h).

    "Company" means and shall include Intek Diversified Corporation, a Delaware corporation and its successors and assigns.

    "Debentures" shall have the meaning assigned to that term in Section 1.01.

    "Distribution" shall have the meaning assigned to that term in Section 4.02(c).

    "ERISA" shall have the meaning assigned to that term in Section 3.10.

    "Events of Default" shall have the meaning assigned to that term in
Section 5.01.

    "Exchange Act" shall have the meaning assigned to that term in
Section 1.11.

    "Indebtedness" means all obligations, contingent and otherwise, which should, in accordance with generally accepted accounting principles consistently applied, be classified upon the obligor's balance sheet as liabilities, but in any event including, without limitation, liabilities secured by any mortgage on property owned or acquired subject to such mortgage, whether or not the liability secured thereby shall have been assumed, and also including, without limitation, (i) all guaranties, endorsements and other contingent obligations, in respect of Indebtedness of others, whether or not the same are or should be so reflected in said balance sheet, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and (ii) the present value of any lease payments due under leases required to be capitalized in accordance with applicable United States Statements of Financial Accounting Standards, determined in accordance with applicable United States Statements of Financial Accounting Standards.

    "Olympic Plastics" means and shall include Olympic Plastics Company, Inc., a California corporation, and its successors and assigns.

    "Person" means an individual, corporation, partnership, joint venture, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

    "Purchaser" means and shall include not only Octagon Investments Limited but also any other holder or holders of any of the Debentures.

    "Regulation S" means Regulation S promulgated by the Securities and Exchange Commission pursuant to the Securities Act, or any successor rule or regulation, as in effect at the time.

    "Restricted Period" shall have the meaning assigned to that term in
Section 1.11.

    "Roamer One" means and shall include Roamer One, Inc., a Delaware corporation, and its successors and assigns.

    "Securities Act" means the Securities Act of 1933 or any similar Federal statute, and the rules and regulations of the Securities and Exchange Commission (or of any other Federal agency then administering the Securities Act) thereunder, all as the same shall be in effect at the time.

    "Shares" shall have that meaning assigned to that term in Section 1.09.

    "Subsidiary" or "Subsidiaries" means any corporation or trust of which the Company and/or any of its other Subsidiaries (as herein defined) directly or indirectly owns at the time all of the outstanding shares of every class of such corporation or trust other than directors' qualifying shares.

    "U.S. Person" shall have the meaning assigned to that term in Section 1.11.

    6.02. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with United States generally accepted accounting principles consistent with those applied in preparation of the financial statements attached hereto as EXHIBIT 3.08, and all financial data submitted pursuant to this Agreement and all financial tests to be calculated in accordance with this Agreement shall be prepared and calculated in accordance with such principles.


                                     ARTICLE VII

                                    MISCELLANEOUS

    7.01. NO WAIVER; CUMULATIVE REMEDIES. No failure or delay on the part of the Purchaser, or any other holder of the Debentures in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

    7.02. AMENDMENTS, WAIVERS AND CONSENTS. Any provision in this Agreement the Debentures to the contrary notwithstanding, changes in or additions to this Agreement may be made, and compliance with any covenant or provision herein or therein set forth may be omitted or waived, if the Company (i) shall obtain consent thereto in writing from the holder or holders of at least seventy-five percent (75%) in principal amount of all Debentures then outstanding, and (ii) shall, in each case, deliver copies of such consent in writing to any holders who did not execute the same; PROVIDED that no such consent shall be effective to reduce or to postpone the date fixed for the payment of the principal (including any required redemption) or interest payable on any Debenture, without the consent of the holder thereof, or to reduce the percentage of the Debentures the consent of the holders of which is required under this Section. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Written notice of any waiver or consent effected under this subsection shall promptly be delivered by the Company to any holders who did not execute the same.

    7.03. ADDRESSES FOR NOTICES, ETC. All notices, requests, demands and other communications provided for hereunder shall be in writing (including telegraphic communication) and mailed or telegraphed or delivered to the applicable party at the addresses indicated below:

    If to the Company:


              Intek Diversified Corporation
              970 West 190th Street, Suite 720
              Torrance, CA  90502
              Attention:  David Neibert

    If to the Purchaser:

              MeesPierson ICS Limited
              Camomile Court
              23 Camomile Street
              London, United Kingdom EC3 A7PP
              Attention:  Stephen Grimwood

              with a copy to:

              Octagon Capital Canada Corporation
              181 University Avenue, Suite 406
              Toronto, Ontario  Canada  M5H 3M7
              Attention:  Paul D. Davis

    If to any other holder of the Debentures: at such holder's address for notice as set forth in the register maintained by the Company, or, as to each of the foregoing, at such other address as shall be designated by such Person in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall, when mailed or telegraphed, respectively, be effective when deposited in the mails or delivered to the telegraph company, respectively, addressed as aforesaid.

    7.04. COSTS, EXPENSES AND TAXES. The Company agrees to pay on demand all costs and expenses of the Purchaser in connection with the preparation, execution and delivery of this Agreement, the Security Agreements, the Deed of Trust, the Debentures, the Shares and other instruments and documents to be delivered hereunder, including the reasonable fees and out-of-pocket expenses of Messrs. Testa, Hurwitz & Thibeault, special counsel for the Purchaser, with respect thereto, as well as the reasonable fees and out-of-pocket expenses of legal counsel, independent public accountants and other outside experts reasonably retained by the Purchaser in connection with the amendment or enforcement of this Agreement, the Security Agreements, the Deed of Trust, the Debentures, the Shares and other instruments and documents to be delivered hereunder or thereunder. In addition, the Company shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, the Security Agreements, the Deed of Trust, the Debentures, the Shares and the other instruments and documents to be delivered hereunder or thereunder and agrees to save the Purchaser harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and filing fees.

    7.05. BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Company and the Purchaser and their respective successors and assigns, except that the Company shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Purchaser.

    7.06. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in this Agreement, the Debentures, or any other instrument or document delivered in connection herewith or therewith, shall survive the execution and delivery hereof or thereof and the making of the loans.

    7.07. PRIOR AGREEMENTS. This Agreement constitutes the entire agreement between the parties and supersedes any prior understandings or agreements concerning the subject matter hereof.

    7.08. SEVERABILITY. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

    7.09. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

    7.10. HEADINGS. Article, Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

    7.11. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and each of the parties hereto may execute this Agreement by signing any such counterpart.

    7.12. FURTHER ASSURANCES. From and after the date of this Agreement, upon the request of the Purchaser, the Company and each Subsidiary shall execute and deliver such instruments, documents and other writings as may be necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement, the Security Agreements, the Deed of Trust and the Debentures.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                        INTEK DIVERSIFIED CORPORATION


                        By:  ________________________________
                        Name:  ______________________________
                        Title:  _____________________________


                        MEESPIERSON ICS LIMITED


                        By___________________________________
                        Name:  ______________________________
                        Title:  _____________________________

                                                                    EXHIBIT 1.01

                            INTEK DIVERSIFIED CORPORATION

                               SENIOR SECURED DEBENTURE

$2,500,000                                                     February 28, 1996

    For value received, Intek Diversified Corporation, a Delaware corporation (the "Company"), hereby promises (i) to pay MeesPierson ICS Limited or registered assigns (hereinafter referred to as the "Payee"), on or before August 31, 1996 (the "Maturity Date"), the principal sum of Two Million Five Hundred Thousand Dollars ($2,500,000) or such part thereof as then remains unpaid and (ii) to pay interest from the date hereof on the whole amount of said principal sum remaining from time to time unpaid at the rate of ten and one-half percent (10.5%) per annum, such interest to be payable on the Maturity Date. Principal and interest shall be payable in lawful money of the United States of America, in immediately available funds, at the principal office of the Payee or at such other place as the legal holder may designate from time to time in writing to the Company. Interest shall be computed on the basis of a 360-day year and a 30-day month.

    This Debenture is issued pursuant to and is entitled to the benefits of a certain Senior Secured Debenture Purchase Agreement, dated as of February 27, 1996, between the Company and MeesPierson ICS Limited (as the same may be amended from time to time, hereinafter referred to as the "Agreement"), and each holder of this Debenture, by his acceptance hereof, agrees to be bound by the provisions of the Agreement, including, without limitation, that in case of an Event of Default, as defined in the Agreement, the principal of this Debenture may become or may be declared due and payable in the manner and with the effect provided in the Agreement.

    As further provided in the Agreement, upon surrender of this Debenture for transfer or exchange, a new Debenture or new Debentures of the same tenor dated the date to which interest has been paid on the surrender Debenture and in an aggregate principal amount equal to the unpaid principal amount of the Debenture so surrendered will be issued to, and registered in the name of, the transferee or transferees. The Company may treat the person in whose name this Debenture is registered as the owner hereof for the purpose of receiving payment and for all other purposes.

    This Debenture is secured by and entitled to the benefits of (i) a certain Security Agreement (as that term is defined in the Agreement), dated February 27, 1996, from the Company to MeesPierson ICS Limited, (ii) a certain Security Agreement, dated February 27, 1996, from Roamer One, Inc., a
Delaware corporation and a Subsidiary (as that term is defined in the Agreement) of the Company, to MeesPierson ICS Limited, and (iii) a Deed of Trust (as that term is defined in the Agreement) of Olympic Plastics

Company, Inc., a California corporation and a Subsidiary of the Company, to MeesPierson ICS Limited.

    In case any payment herein provided for shall not be paid when due, the Company promises to pay all cost of collection, including all reasonable attorney's fees.

    This Debenture shall be governed by, and construed in accordance with, the laws of the State of Delaware.

    The Company and all endorsers and guarantors of this Debenture herein waive presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Debenture.

                                  INTEK DIVERSIFIED CORPORATION


                                  By: ________________________________________
                                  Name: ______________________________________
                                  Title: _____________________________________


Attest:


By: _________________________________
Name: _______________________________
Title: ______________________________

                                                            EXHIBIT 2.02(A)

                            INTEK DIVERSIFIED CORPORATION

                                  SECURITY AGREEMENT


      Security Agreement, dated as of February 27, 1996, made by Intek Diversified Corporation, a Delaware corporation (the "Company") in favor of MeesPierson ICS Limited (the "Secured Party").


                                       RECITALS


      Pursuant to the Senior Secured Debenture Purchase Agreement of even date herewith (as amended, supplemented or otherwise modified from time to time (the "Purchase Agreement"), between the Company and the Secured Party, the Secured Party has agreed to purchase the Debentures (as defined in the Agreement) from the Company, upon the terms and subject to the conditions set forth therein. It is a condition precedent to the obligation of the Secured Party to purchase the Debentures from the Company pursuant to the Agreement that the Company shall has executed and delivered this Security Agreement to the Secured Party.

      NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce the Secured Party to purchase the Debentures pursuant to the Agreement, the Company hereby agrees with the Secured Party as follows:

      1. DEFINED TERMS. Unless otherwise defined herein, terms which are defined in the Agreement and used herein are so used as so defined; the following terms which are defined in the Uniform Commercial Code in effect on the date hereof are used herein as therein defined: Accounts, Chattel Paper, Documents, Equipment, Fixtures, General Intangibles, Goods, Instruments, Inventory and Proceeds; and the following terms shall has the following meanings:

               "Code" means the Uniform Commercial Code as from time to time in effect.

               "Collateral" shall has the meaning assigned to it in Section 2 of this Security Agreement.

               "Intellectual Property Rights" means all rights of the Company in, to or with respect to any intellectual property now or hereafter owned, possessed or acquired by or on behalf of the Company, including without limitation patents, letters patent, patent applications, trademarks, service marks, trade names and copyrights and any applications therefor or registrations, recordings, divisions, continuations, continuations-in-part, renewals, reissues or extensions thereof, including those patents, copyrights and/or trademarks, and applications therefor, set forth on SCHEDULE I hereto.

               "Obligations" means the unpaid principal amount of, and interest on, the Debentures and all other obligations and liabilities of the Company to the Secured Party, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Agreement, the Debentures or this Security Agreement and any other document executed and delivered in connection therewith or herewith and each other obligation and liability, whether direct or indirect, absolute or contingent, due or to become due, or now or hereafter existing, of the Company to the Secured Party, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all reasonable fees and disbursements of counsel to the Secured Party) or otherwise, but excluding any such obligations of the Company to the Secured Party arising through the purchase by or assignment to the Secured Party of the Company's obligations to third parties.

               "Security Agreement" means this Security Agreement, as amended, supplemented or otherwise modified from time to time.

      2. GRANT OF SECURITY INTEREST. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, the Company hereby grants to the Secured Party a security interest in all of the following property now owned or at any time hereafter acquired by the Company or in which the Company now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"): (i) Accounts; (ii) Chattel Paper;
(iii) Documents; (iv) Equipment; (v) Fixtures, (vi) General Intangibles; (vii) Goods; (viii) Instruments; (ix) Intellectual Property Rights; (x) Inventory;
(xi) insurance claims and proceeds; (xii) books and records, computer programs, databases and other computer materials of the Company pertaining to any and all of the foregoing; and (xiii) to the extent not otherwise included, Proceeds and products of any and all of the foregoing.

      3.       RIGHTS OF SECURED PARTY;  LIMITATIONS ON SECURED PARTY'S
OBLIGATIONS.

               (a) COMPANY REMAINS LIABLE UNDER ACCOUNTS. Anything herein to the contrary notwithstanding, the Company shall remain responsible with respect to each of the Accounts, to observe and perform all the conditions and obligations to be observed and performed by it thereunder in accordance with the terms of any agreement giving rise to each such Account. The Secured Party shall not has any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Security Agreement or the receipt by the Secured Party of any payment relating to such Account pursuant hereto, nor shall the Secured Party be obligated in any manner to perform any of the obligations of the Company under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may has been assigned to it or to which it may be entitled at any time or times.

               (b) NOTICE TO ACCOUNT DEBTORS. Upon the request of the Secured Party at any time after the occurrence and during the continuance of an Event of Default, the Company shall notify account debtors on the Accounts that the Accounts has been collaterally assigned to the Secured Party and that payments in respect thereof shall be made directly to the Secured Party. In accordance with the Secured Party's customary practices, the Secured Party may in its own name or in the name of the Company communicate with account debtors on the Accounts to verify with them to its satisfaction the existence, amount and terms of any Accounts.

               (c) COLLECTIONS ON ACCOUNTS. The Company shall has the sole right to collect the Accounts, except that after the occurrence and during the continuance of an Event of Default, the Secured Party may curtail or terminate said right and collect the Accounts as the secured party hereunder. All Proceeds constituting collections of Accounts shall be applied in the manner set forth in the Agreement. If required by the Secured Party at any time after the occurrence and during the continuance of an Event of Default, any payments of Accounts, when collected by the Company, shall be forthwith (and, in any event, within two Business Days) deposited by the Company in the exact form received, duly endorsed by the Company to the Secured Party if required, in a special collateral account maintained by the Secured Party, subject to withdrawal by the Secured Party only, as hereinafter provided, and, until so turned over, shall be held by the Company in trust for the Secured Party, segregated from other funds of the Company.
If an Event of Default shall has occurred and be continuing, at any time at the Secured Party's election, the Secured Party shall apply all or any part of the funds on deposit in said special collateral account on account of the Obligations as set forth in the Agreement, and any part of such funds which the Secured Party elect not so to apply and deems not required as collateral security for the Obligations shall be paid over from time to time by the Secured Party to the Company or to whomsoever may be lawfully entitled to receive the same. Upon the occurrence and during the continuance of an Event of Default, at the Secured Party's request, the Company shall deliver to the Secured Party all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the accounts, including, without limitation, all original orders, invoices and shipping receipts, or copies thereof if such originals are not available.

               (d) TITLE TO COLLATERAL. The Company represents and warrants to the Secured Party that it has good title to all of the Collateral, free and clear of all liens and security interests, in favor of any person or entity other than the Secured Party.

      4. COVENANTS. The Company covenants and agrees with the Secured Party that, from and after the date of this Security Agreement until the Obligations are paid in full:

               (a) FURTHER DOCUMENTATION: PLEDGE OF INSTRUMENTS AND CHATTEL PAPER. At any time and from time to time, upon the written request of the Secured Party, and at the sole expense of the Company, the Company will promptly and duly execute and deliver such further instruments and documents and take such further action as the Secured Party may reasonably request for the purpose of obtaining or preserving the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the security interests and liens created hereby. The Company also hereby authorizes the Secured Party to file any such financing or continuation statement without the signature of the Company to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Security Agreement shall be sufficient as a financing statement for filing in any jurisdiction. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper shall be immediately delivered to the Secured Party, to be held as Collateral pursuant to this Security Agreement.

               (b) INDEMNIFICATION. The Company agrees to pay, and to save the Secured Party harmless from, any and all liabilities, reasonable costs and expenses (including, without limitation, reasonable legal fees and expenses) (i) with respect to, or resulting from, any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any delay in complying with any law, rule, regulation or order of any court, arbitrator or governmental entity, jurisdiction or authority applicable to any of the Collateral or (iii) in connection with any of the transactions contemplated by the Agreement or this Security Agreement. In any suit, proceeding or action brought by the Secured Party under any Account for any sum owing thereunder, or to enforce any provisions of any Account, the Company will save, indemnify and keep the Secured Party harmless from and against all loss, damage or reasonable expense suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by the Company of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from the Company. The foregoing indemnification shall not apply to any liabilities, costs, or expenses resulting directly from the negligence or willful misconduct or bad faith of the Secured Party or the Secured Party' failure to exercise reasonable care with respect to the Collateral in its possession as set forth in Section 8 hereof

               (c) MAINTENANCE OF RECORDS. The Company will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including without limitation, a record of all payments received and all credits granted with respect to the Accounts. For the Secured Party's further security, the Company hereby grants to the Secured Party a security interest in all of the Company's books and records pertaining to the Collateral, and upon the occurrence and during the continuance of an Event of Default, the Company shall turn over any such books and records to the Secured Party or to its representatives during normal business hours at the request of the Secured Party.

               (d) RIGHT OF INSPECTION. The Secured Party shall at all times has full and free access during normal business hours, and upon reasonable prior notice, to all the books of record and account of the Company, and the Secured Party or its representatives may examine the same, take extracts therefrom and make photocopies thereof. To the extent permitted by law, the Secured Party and its representatives shall at all times also has the right during normal business hours, and upon reasonable prior notice, to enter into and upon any premises where any of the Inventory or Equipment is located for the purpose of inspecting the same or otherwise protecting its interests therein.

               (e) COMPLIANCE WITH LAWS, ETC. The Company will comply in all material respects with all laws, rules, regulations and orders of any court, arbitrator or governmental entity, jurisdiction or authority applicable to the Collateral or any part thereof or to the operation of the Company's business except where the failure to so comply would not has a material adverse effect on the Company's business or financial condition; provided, however, that the Company may contest any such law, rule, regulation or order in any reasonable manner which shall not adversely affect the Secured Party's rights or the priority of its liens on the Collateral.

         (f) PAYMENT OF OBLIGATIONS. The Company will pay promptly when due all material taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, as well as all material claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if (i) the validity thereof is being contested in good faith by appropriate proceedings, (ii) such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest therein and (iii) such charge is adequately reserved against on the Company's books in accordance with GAAP.

         (g) LIMITATION ON LIENS ON COLLATERAL. The Company will not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any lien, security interest, pledge, mortgage, deed of trust, levy, attachment, claim or other charge or encumbrance on or to the Collateral, other than Permitted Liens, and will defend the right, title and interest of the Secured Party in and to any of the Collateral against the claims and demands of all persons or entities whatsoever.

         (h) LIMITATIONS ON DISPOSITIONS OF COLLATERAL. The Company will not sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so, except for sales or other dispositions of Collateral permitted by the Agreement.

         (i) LIMITATIONS ON DISCOUNTS, COMPROMISES, EXTENSIONS OF ACCOUNTS. Other than in the ordinary course of business as generally conducted by the Company, the Company will not grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partially, any person or entity liable for the payment thereof, or allow any credit or discount whatsoever thereon.

         (j) MAINTENANCE OF EQUIPMENT. The Company will maintain each item of Equipment in good operating condition, ordinary wear and tear and immaterial impairments of value and damage by the elements excepted, and will provide all maintenance, service and repairs necessary for such purpose, except as otherwise expressly permitted by the Agreement.

         (k) MAINTENANCE OF INSURANCE. The Company will maintain, with financially sound and reputable companies, insurance policies (i) insuring the Inventory and Equipment against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Secured Party and (ii) insuring the Company and the Secured Party against liability for personal injury and property damage relating to such Inventory and Equipment, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Secured Party, with losses payable to the Company and the Secured Party as its respective interests may appear. All such insurance shall (i) provide that no termination, cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 20 days after receipt by the Secured Party of written notice thereof, (ii) name the Secured Party as an additional insured and/or loss payee as its interests appear and (iii) be reasonably satisfactory in all other respect to the Secured Party. From time to time upon the request of the Secured Party, the Company shall deliver to the Secured Party copies of insurance policies, certificates or binders as the Secured Party may from time to time reasonably request.

         (l) FURTHER IDENTIFICATION OF COLLATERAL. The Company will furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party may reasonably request, all in reasonable detail.

    5.   SECURED PARTY'S APPOINTMENT AS ATTORNEY-IN-FACT.

         (a) POWERS. The Company hereby irrevocably constitutes and appoints the Secured Party and any officer thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Company and in the name of the Company or in its own name, from time to time in the Secured Party's discretion, for the purpose of carrying out the terms of this Security Agreement, without notice to or assent by the Company, to do the following:

              (i) at any time when any Event of Default shall has occurred and is continuing, in the name of the Company or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, Debentures, acceptances or other instruments for the payment of moneys due under any Account, Instrument or with respect to any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Secured Party for the purpose of collecting any and all such moneys due under any Account, Instrument or with respect to any other Collateral whenever payable;

              (ii) at any time when an Event of Default shall has occurred and is continuing, to pay or discharge taxes and liens levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for the terms of this Security Agreement and to pay all or any part of the premiums therefor and the costs thereof;

              (iii) Upon the occurrence and during the continuance of any Event of Default, (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Secured Party or as the Secured Party shall direct;
              (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral;
              (E) to defend any suit, action or proceeding brought against the Company with respect to any Collateral; (F) to settle, compromise or adjust any suit, action, or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Secured Party may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Secured Party were the absolute owner thereof for all purposes, and to do, at the Secured Party's option and the Company's expense, at any time, or from time to time, all acts and things which the Secured Party deem necessary to protect, preserve or realize upon the Collateral and the Secured Party's liens thereon and to effect the intent of this Security Agreement, all as fully and effectively as the Company might do; and


              (iv) at any time when an Event of Default shall has occurred and is continuing, to take any and all appropriate action and to execute any and all instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement.

This power of attorney is a power coupled with an interest and shall be irrevocable.

         (b) OTHER POWERS. The Company also authorizes the Secured Party, at any time and from time to time, to execute, in connection with the sales provided for in Section 7 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

         (c) NO DUTY ON SECURED PARTY'S PART. The powers conferred on the Secured Party hereunder are solely to protect the Secured Party's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Secured Party shall be accountable only for amounts that they actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Company for any act or failure to act hereunder, except for its own gross negligence or willful misconduct, provided that the Secured Party shall be required to exercise reasonable care at all times with respect to Collateral in its possession as set forth in Section 8 hereof.

    6. PERFORMANCE BY SECURED PARTY OF COMPANY'S OBLIGATIONS. If the Company fails to perform or comply with any of its agreements contained herein and the Secured Party, as provided for by the terms of this Security Agreement, shall themselves perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses of the Secured Party incurred in connection with such performance or compliance, together with interest thereon at a rate per annum equal to the Prime Rate plus 5%, shall be payable by the Company to the Secured Party on demand and shall constitute Obligations secured hereby.

    7. REMEDIES. If an Event of Default shall occur and be continuing, the Secured Party may exercise, in addition to all other rights and remedies granted to it in this Security Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Secured Party, without demand of performance or other demand, presentment, protest, or notice of any kind (except any notice required by law referred to below) to or upon the Company or any other person or entity (all and each of which are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Secured Party shall has the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or nay part of the Collateral so sold, free of any right or equity or redemption in the Company. The Company further agrees, at the Secured Party's request, to assemble the Collateral and make it available to the Secured Party at places which the Secured Party shall reasonably select, whether at the Company's premises or elsewhere, provided that such place shall be reasonably convenient to the Company. The Secured Party shall promptly apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Party hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as set forth in the Agreement, and the Secured Party shall account for the surplus, if any, to the Company. To the extend permitted by applicable law, the Company waives all claims, damages and demands it may acquire against the Secured Party arising out of the exercise by the Secured Party of any of its rights hereunder, provided that such release shall not apply to any claim, damage or demand resulting directly from the gross negligence, willful misconduct or bad faith of the Secured Party, or the Secured Party's obligation to exercise reasonable care with respect to Collateral in its possession as set forth in Section 8 hereof. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten days before such sale or other disposition. The Company shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the reasonable fees and disbursements of any attorneys employed by the Secured Party to collect such deficiency.


    8.   LIMITATION ON DUTIES REGARDING PRESERVATION OF COLLATERAL.  The
Secured Party's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to exercise reasonable care and deal with it in the same manner as the Secured Party deal with similar property for its own account. Neither the secured Party nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Company or otherwise.

    9. APPOINTMENT OF AGENT. Texas Commerce Secured Party, National Association hereby appoints and authorizes State Street Secured Party and Trust

Company to act as its agent hereunder and under the Agreement and Secured Guaranty and authorizes the agent to take such action on behalf of Texas Commerce Secured Party National Association to effect and consummate the provisions of this Security Agreement, including, but not limited to the execution of instruments relating hereto; employment of attorneys, accountants and other professionals and agents and attorneys-in-fact necessary to enforce the rights and remedies of State Street Secured Party and Trust Company and Texas Commerce Secured Party National hereunder; and to take all actions reasonably necessary to carry out the rights and obligations of State Street Secured Party and Trust Company, Texas Commerce Secured Party National Association hereunder.

    10. POWERS COUPLED WITH AN INTEREST. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

    11. SEVERABILITY. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

    12. PARAGRAPH HEADINGS. The paragraph headings used in this Security Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

    13. NO WAIVER; CUMULATIVE REMEDIES. The Secured Party shall not by any act (except by a written instrument pursuant to Section 13 hereof), delay, indulgence, omission or otherwise be deemed to has waived any right or remedy hereunder or to has acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Secured Party would otherwise has on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

    14. WAIVERS AND AMENDMENTS; SUCCESSORS AND ASSIGNS. None of the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Company and the Secured Party, provided that any provision of this Security Agreement may be waived by the Secured Party in a written letter or agreement executed by the Secured Party or by telex or facsimile transmission from the Secured Party.
This Security Agreement shall be binding upon the successors and assigns of the Company and shall inure to the benefit of the Secured Party and its successors and assigns.

    15. GOVERNING LAW. This Security Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware.

                     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

    IN WITNESS WHEREOF, the Company has caused this Security Agreement to be duly executed and delivered in favor of the Secured Party as of the date first above written.


                                       INTEK DIVERSIFIED CORPORATION


                                       By: ________________________________
                                       Name: ______________________________
                                       Title: _____________________________


                                       MEESPIERSON ICS LIMITED



                                       By: ________________________________
                                       Name: ______________________________
                                       Title: _____________________________

                                                                EXHIBIT 2.02 (A)

                                   ROAMER ONE, INC.

                                  SECURITY AGREEMENT


    Security Agreement, dated as of February 27, 1996, made by Roamer One,
Inc., a Delaware corporation (the "Company") in favor of MeesPierson ICS Limited (the "Secured Party").

                                       RECITALS

    Pursuant to the Senior Secured Debenture Purchase Agreement of even date herewith (as amended, supplemented or otherwise modified from time to time (the "Purchase Agreement"), between Intek Diversified Corporation, a Delaware corporation and the parent corporation of the Company ("Intek"), and the Secured Party, the Secured Party has agreed to purchase the Debentures (as defined in the Agreement) from Intek, upon the terms and subject to the conditions set forth therein. It is a condition precedent to the obligation of the Secured Party to purchase the Debentures from Intek pursuant to the Agreement that the Company shall has executed and delivered this Security Agreement to the Secured Party.

    NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce the Secured Party to purchase the Debentures pursuant to the Agreement, the Company hereby agrees with the Secured Party as follows:

    1. DEFINED TERMS. Unless otherwise defined herein, terms which are defined in the Agreement and used herein are so used as so defined; the following terms which are defined in the Uniform Commercial Code in effect on the date hereof are used herein as therein defined: Accounts, Chattel Paper, Documents, Equipment, Fixtures, General Intangibles, Goods, Instruments, Inventory and Proceeds; and the following terms shall has the following meanings:

         "Code" means the Uniform Commercial Code as from time to time in effect.

         "Collateral" shall has the meaning assigned to it in Section 2 of this Security Agreement.

         "Intellectual Property Rights" means all rights of the Company in, to or with respect to any intellectual property now or hereafter owned, possessed or acquired by or on behalf of the Company, including without limitation patents, letters patent, patent applications, trademarks, service marks, trade names and copyrights and any applications therefor or registrations, recordings, divisions, continuations, continuations-in-part, renewals, reissues or extensions thereof, including those patents, copyrights and/or trademarks, and applications therefor, set forth on SCHEDULE I hereto.

         "Obligations" means the unpaid principal amount of, and interest on, the Debentures and all other obligations and liabilities of Intek or the Company to the Secured Party, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Agreement, the Debentures or this Security Agreement and any other document executed and delivered in connection therewith or herewith and each other obligation and liability, whether direct or indirect, absolute or contingent, due or to become due, or now or hereafter existing, of Intek or the Company to the Secured Party, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all reasonable fees and disbursements of counsel to the Secured Party) or otherwise, but excluding any such obligations of the Company to the Secured Party arising through the purchase by or assignment to the Secured Party of obligations of Intek or the Company to third parties.

         "Security Agreement" means this Security Agreement, as amended, supplemented or otherwise modified from time to time.

    2. GRANT OF SECURITY INTEREST. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, the Company hereby grants to the Secured Party a security interest in all of the following property now owned or at any time hereafter acquired by the Company or in which the Company now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"): (i) Accounts, (ii) Chattel Paper; (iii) Documents; (iv) Equipment; (v) Fixtures, (vi) General Intangibles; (vii) Goods;
(viii) Instruments; (ix) Intellectual Property Rights; (x) Inventory; (xi) insurance claims and proceeds; (xii) books and records, computer programs, databases and other computer materials of the Company pertaining to any and all of the foregoing; and (xiii) to the extent not otherwise included, Proceeds and products of any and all of the foregoing.

    3.   RIGHTS OF SECURED PARTY; LIMITATIONS ON SECURED PARTY'S OBLIGATIONS.

         (a) COMPANY REMAINS LIABLE UNDER ACCOUNTS. Anything herein to the contrary notwithstanding, the Company shall remain responsible with respect to each of the Accounts, to observe and perform all the conditions and obligations to be observed and performed by it thereunder in accordance with the terms of any agreement giving rise to each such Account. The Secured Party shall not has any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Security Agreement or the receipt by the Secured Party of any payment relating to such Account pursuant hereto, nor shall the Secured Party be obligated in any manner to perform any of the obligations of the Company under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may has been assigned to it or to which it may be entitled at any time or times.

         (b) NOTICE TO ACCOUNT DEBTORS. Upon the request of the Secured Party at any time after the occurrence and during the continuance of an Event of Default, the Company shall notify account debtors on the Accounts that the Accounts has been collaterally assigned to the Secured Party and that payments in respect thereof shall be made directly to the Secured Party. In accordance with the Secured Party's customary practices, the Secured Party may in its own name or in the name of the Company communicate with account debtors on the Accounts to verify with them to its satisfaction the existence, amount and terms of any Accounts.

         (c) COLLECTIONS ON ACCOUNTS. The Company shall has the sole right to collect the Accounts, except that after the occurrence and during the continuance of an Event of Default, the Secured Party may curtail or terminate said right and collect the Accounts as the secured party hereunder. All Proceeds constituting collections of Accounts shall be applied in the manner set forth in the Agreement. If required by the Secured Party at any time after the occurrence and during the continuance of an Event of Default, any payments of Accounts, when collected by the Company, shall be forthwith (and, in any event, within two Business Days) deposited by the Company in the exact form received, duly endorsed by the Company to the Secured Party if required, in a special collateral account maintained by the Secured Party, subject to withdrawal by the Secured Party only, as hereinafter provided, and, until so turned over, shall be held by the Company in trust for the Secured Party, segregated from other funds of the Company. If an Event of Default shall has occurred and be continuing, at any time at the Secured Party's election, the Secured Party shall apply all or any part of the funds on deposit in said special collateral account on account of the Obligations as set forth in the Agreement, and any part of such funds which the Secured Party elect not so to apply and deems not required as collateral security for the Obligations shall be paid over from time to time by the Secured Party to the Company or to whomsoever may be lawfully entitled to receive the same. Upon the occurrence and during the continuance of an Event of Default, at the Secured Party's request, the Company shall deliver to the Secured Party all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the accounts, including, without limitation, all original orders, invoices and shipping receipts, or copies thereof if such originals are not available.

         (d) TITLE TO COLLATERAL. The Company represents and warrants to the Secured Party that it has good title to all of the Collateral, free and clear of all liens and security interests, in favor of any person or entity other than the Secured Party.

    4. COVENANTS. The Company covenants and agrees with the Secured Party that, from and after the date of this Security Agreement until the Obligations are paid in full:


         (a)  FURTHER DOCUMENTATION; PLEDGE OF INSTRUMENTS AND CHATTEL PAPER.
At any time and from time to time, upon the written request of the Secured Party, and at the sole expense of the Company, the Company will promptly and duly execute and deliver such further instruments and documents and take such further action as the Secured Party may reasonably request for the purpose of obtaining or preserving the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the security interests and liens created hereby. The Company also hereby authorizes the Secured Party to file any such financing or continuation statement without the signature of the Company to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Security Agreement shall be sufficient as a financing statement for filing in any jurisdiction. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper shall be immediately delivered to the Secured Party, duly endorsed in a manner satisfactory to the Secured Party, to be held as Collateral pursuant to this Security Agreement.

         (b) INDEMNIFICATION. The Company agrees to pay, and to save the Secured Party harmless from, any and all liabilities, reasonable costs and expenses (including, without limitation, reasonable legal fees and expenses) (i) with respect to, or resulting form, any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any delay in complying with any law, rule, regulation or order of any court, arbitrator or governmental entity, jurisdiction or authority applicable to any of the Collateral or (iii) in connection with any of the transactions contemplated by the Agreement or this Security Agreement. In any suit, proceeding or action brought by the Secured Party under any Account for any sum owing thereunder, or to enforce any provisions of any Account, the Company will save, indemnify and keep the Secured Party harmless from and against all loss, damage or reasonable expense suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by the Company of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from the Company. The foregoing indemnification shall not apply to any liabilities, costs, or expenses resulting directly from the negligence or willful misconduct or bad faith of the Secured Party or the Secured Party's failure to exercise reasonable care with respect to the Collateral in its possession as set forth in Section 8 hereof.

         (c) MAINTENANCE OF RECORDS. The Company will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including without limitation, a record of all payments received and all credits granted with respect to the Accounts. For the Secured Party's further security, the Company hereby grants to the Secured Party a security interest in all of the Company's books and records pertaining to the Collateral, and upon the occurrence and during the continuance of an Event of Default, the Company shall turn over any such books and records to the Secured Party or to its representatives during normal business hours at the request of the Secured Party.

         (d)  RIGHTS OF INSPECTION.    The Secured Party shall at all times has
full and free access during normal business hours, and upon reasonable prior notice, to all the books or record and account of the Company, and the Secured Party or its representatives may examine the same, take extracts therefrom and make photocopies thereof. To the extent permitted by law, the Secured Party and its representatives shall at all times also has the right during normal business hours, and upon reasonable prior notice, to enter into and upon any premises where any of the Inventory or Equipment is located for the purpose of inspecting the same or otherwise protecting its interests therein.

         (e)  COMPLIANCE WITH LAWS, ETC.    The Company will comply in all
material respects with all laws, rules regulations and orders of any court, arbitrator or governmental entity, jurisdiction or authority applicable to the Collateral or any part thereof or to the operation of the Company's business except where the failure to so comply would not has a material adverse effect on the Company's business or financial condition; provided, however, that the Company may contest any such law, rule, regulation or order in any reasonable manner which shall not adversely affect the Secured Party's rights or the priority of its liens on the Collateral.

         (f) PAYMENT OF OBLIGATIONS. The Company will pay promptly when due all material taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, as well as all material claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if (i) the validity thereof is being contested in good faith by appropriate proceedings, (ii) such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest therein and (iii) such charge is adequately reserved against on the Company's books in accordance with GAAP.

         (g) LIMITATION ON LIENS ON COLLATERAL. The Company will not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any lien, security interest, pledge, mortgage, deed of trust, levy, attachment, claim or other charge or encumbrance on or to the Collateral, other than Permitted Liens, and will defend the right, title and interest of the Secured Party in and to any of the Collateral against the claims and demands of all persons or entities whatsoever.

         (h) LIMITATIONS ON DISPOSITIONS OF COLLATERAL. The Company will not sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so, except for sales or other dispositions of Collateral permitted by the Agreement.

         (i) LIMITATIONS ON DISCOUNTS, COMPROMISES, EXTENSIONS OF ACCOUNTS. Other than in the ordinary course of business as generally conducted by the Company, the Company will not grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partially, any person or entity liable for the payment thereof, or allow any credit or discount whatsoever thereon.

         (j) MAINTENANCE OF EQUIPMENT. The Company will maintain each item of Equipment in good operating condition, ordinary wear and tear and immaterial impairments of value and damage by the elements excepted, and will provide all maintenance, service and repairs necessary for such purpose, except as otherwise expressly permitted by the Agreement.

         (k) MAINTENANCE OF INSURANCE. The Company will maintain, with financially sound and reputable companies, insurance policies (i) insuring the Inventory and Equipment against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Secured Party and (ii) insuring the Company and the Secured Party against liability for personal injury and property damage relating to such Inventory and Equipment, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Secured Party, with losses payable to the Company and the Secured Party as its respective interests may appear. All such insurance shall (i) provide that no termination, cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 20 days after receipt by the Secured Party of written notice thereof, (ii) name the Secured Party as an additional insured and/or loss payee as its interests appear and (iii) be reasonably satisfactory in all other respect to the Secured Party. From time to time upon the request of the Secured Party, the Company shall deliver to the Secured Party copies of insurance policies, certificates or binders as the Secured Party may from time to time reasonably request.


         (l) FURTHER IDENTIFICATION OF COLLATERAL. The Company will furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party may reasonably request, all in reasonable detail.

         (m) NO IMPAIRMENT. The provisions of this Security Agreement shall remain in full force and effect notwithstanding (i) any modification of the Debentures or the Purchase Agreement whether material or otherwise; (ii) the Secured Party's waiver of or failure to enforce any of the terms, covenants or conditions contained herein or in the Debentures or the Purchase Agreement, or in any modification hereof or thereof; or (iii) any release or subordination of any real or personal property now or hereafter held by the Secured Party as security for the performance of the Debentures.

    5.   SECURED PARTY'S APPOINTMENT AS ATTORNEY-IN-FACT.

         (a) POWERS. The Company hereby irrevocably constitutes and appoints the Secured Party and any officer thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Company and in the name of the Company or in its own name, from time to time in the Secured Party's discretion, for the purpose of carrying out the terms of this Security Agreement, without notice to or assent by the Company, to do the following:

              (i) at any time when any Event of Default shall has occurred and is continuing, in the name of the Company or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, Debentures, acceptances or other instruments for the payment of moneys due under any Account, Instrument or with respect to any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the

              Secured Party for the purpose of collecting any and all such moneys due under any Account, Instrument or with respect to any other Collateral whenever payable;

              (ii) at an time when an Event of Default shall has occurred and is continuing, to pay or discharge taxes and liens levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for the terms of the Security Agreement and to pay all or any part of the premiums therefor and the costs thereof;

              (iii)  Upon the occurrence and during the
              continuance of any Event of Default, (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Secured Party or as the Secured Party shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against the Company with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Secured Party may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Secured Party were the absolute owner thereof for all purposes, and to do, at the Secured Party's option and the Company's expense, at any time, or from time to time, all acts and things which the Secured Party deem necessary to protect, preserve or realize upon the Collateral and the Secured

              Party's liens thereon and to effect the intent of this Security Agreement, all as fully and effectively as the Company might do; and

              (iv) at any time when an Event of Default shall has occurred and is continuing, to take any and all appropriate action and to execute any and all instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement.

    This power of attorney is a power coupled with an interest and shall be irrevocable.

              (b) OTHER POWERS. The Company also authorizes the Secured Party, at any time and from time to time, to execute, in connection with the sales provided for in Section 7 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

              (c) NO DUTY ON SECURED PARTY'S PART. The powers conferred on the Secured Party hereunder are solely to protect the Secured Party's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Secured Party shall be accountable only for amounts that they actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Company for any act or failure to act hereunder, except for its own gross negligence or willful misconduct, provided that the Secured Party shall be required to exercise reasonable care at all times with respect to Collateral in its possession as set forth in Section 8 hereof.

         6. PERFORMANCE BY SECURED PARTY OF COMPANY'S OBLIGATIONS. If the Company fails to perform or comply with any of its agreements contained herein and the Secured Party, as provided for by the terms of this Security Agreement, shall themselves perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses of the Secured Party incurred in connection with such performance or compliance, together with interest thereon at a rate per annum equal to the Prime Rate plus 5%, shall be payable by the Company to the Secured Party on demand and shall constitute Obligations secured hereby.

         7. REMEDIES. If an Event of Default shall occur and be continuing, the Secured Party may exercise, in addition to all other rights and remedies granted to it in this Security Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Secured Party, without demand of performance or other demand, presentment, protest, or notice of any kind (except any notice required by law referred to below) to or upon the Company or any other person or entity (all and each of which, along with any and all suretyship defenses now or hereafter available to the Company, are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Secured Party shall has the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity or redemption in the Company. The Company further agrees, at the Secured Party's request, to assemble the Collateral and make it available to the Secured Party at places which the Secured Party shall reasonably select, whether at the Company's premises or elsewhere, provided that such place shall be reasonably convenient to the Company. The Secured Party shall promptly apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Party hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as set forth in the Agreement, and the Secured Party shall account for the surplus, if any, to the Company. To the extent permitted by applicable law, the Company waives all claims, damages and demands it may acquire against the Secured Party arising out of the exercise by the Secured Party of any of its rights hereunder, provided that such release shall not apply to any claim, damage or demand resulting directly from the gross negligence, willful misconduct or bad faith of the Secured Party, or the Secured Party's obligation to exercise reasonable care with respect to Collateral in its possession set forth in
Section 8 hereof. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten days before such sale or other disposition. The Company shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the reasonable fees and disbursements of any attorneys employed by the Secured Party to collect such deficiency.

         8. LIMITATION ON DUTIES REGARDING PRESERVATION OF COLLATERAL. The Secured Party's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to exercise reasonable care and deal with it in the same manner as the Secured Party deal with similar property for its own account. Neither the Secured Party nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Company or otherwise.

         9. APPOINTMENT OF AGENT. Texas Commerce Secured Party, National Association hereby appoints and authorizes State Street Secured Party and Trust Company to act as its agent hereunder and under the Agreement and Secured Guaranty and authorizes the agent to take such action on behalf of Texas Commerce Secured Party National Association to effect and consummate the provisions of this Security Agreement, including, but not limited to the execution of instruments relating hereto; employment of attorneys, accountants and other professionals and agents and attorneys-in-fact necessary to enforce the rights and remedies of State Street Secured Party and Trust Company and Texas Commerce Secured Party National hereunder; and to take all actions reasonably necessary to carry out the rights and obligations of State Street Secured Party and Trust Company, Texas Commerce Secured Party National Association hereunder.

         10. POWERS COUPLED WITH AN INTEREST. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

         11. SEVERABILITY. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         12. PARAGRAPH HEADINGS. The paragraph headings used in this Security Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

         13.  NO WAIVER; CUMULATIVE REMEDIES.    The Secured Party shall not
by any act (except by a written instrument pursuant to Section 13 hereof), delay, indulgence, omission or otherwise be deemed to has waived any right or remedy hereunder or to has acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Secured Party would otherwise has on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

         14. WAIVERS AND AMENDMENTS; SUCCESSORS AND ASSIGNS. None of the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Company and the Secured Party, provided that any provision of this Security Agreement may be waived by the Secured Party in a written letter or agreement executed by the Secured Party or by telex or facsimile transmission from the Secured Party. This Security Agreement shall be binding upon the successors and assigns of the Company and shall inure to the benefit of the Secured Party and its successors and assigns.

         15. GOVERNING LAW. This Security Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware.

                     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

              IN WITNESS WHEREOF, the Company has caused this Security Agreement to be duly executed and delivered in favor of the Secured Party as of the date first above written.

                                       ROAMER ONE, INC.


                                       By: ________________________________
                                       Name: ______________________________
                                       Title: _____________________________





                                       MEESPIERSON ICS LIMITED


                                       By: ________________________________
                                       Name: ______________________________
                                       Title: _____________________________